UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                        Date of Report: December 20, 2001


                 Integrated Spatial Information Solutions, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                           Colorado 0-14273 84-0868815
                ------------- -------------- -------------------
                       (State of (Commission (IRS Employer
                 incorporation) File Number) Identification No.)


               19039 East Plaza Drive, Suite 245, Parker, CO   80134
           ----------------------------------------------------------
               (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code: (720) 851-0716





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             (Former Name and address, if changed since last report)

Item 5. Other Events.

On December 20, 2001, the Company issued the press release attached hereto as
Exhibit 99.1.



Item 7. Financial Statements and Exhibits.


(c)      Exhibits

                  99.1     Press Release dated December 20, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Integrated Spatial Information Solutions, Inc.


December 21, 2001               /s/  Fred Beisser
                                ---------------------------------
                                Frederick G. Beisser
                                Vice President - Finance & Administration

                                  EXHIBIT INDEX


Exhibit 99.1 - Press Release dated December 20, 2001.

                                                                    Exhibit 99.1



Integrated Spatial Information Solutions Rights Offering Extended to January 18



PARKER, Colo., Dec. 20, 2001--Integrated Spatial Information Solutions, Inc. (OTC BB: ISSS) has extended the closing date of its current shareholder rights offering until 5:00 p.m., Mountain Standard Time, on January 18, 2002. The offering was previously set to expire December 21, 2001. The company said that the decision to extend the closing date was made largely in response to requests from certain broker dealers and standby investors.

About Integrated Spatial Information Solutions

Integrated Spatial Information Solutions is a systems integration and implementation company that specializes in leveraging the spatial information assets of its clients, and bringing economies of operation and enhanced performance through the development of e-service capabilities. ISIS has offices in Colorado, Kentucky, New York, New Jersey, Maryland, Rhode Island and California.

The companies' Web sites are www.ISIS.cc and www.PlanGraphics.com.

                                     - End -

SOURCE:     Integrated Spatial Information Solutions, Inc.

CONTACT:  Bruce Haun of B. Edward Haun & Company, 303/595-4667